Exhibit 23.3

ROX Financial LP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated June 28, 2021, relating to the combined balance sheet of ROX Financial LP. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

6/28/2021